SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2004

Date of Report
(Date of Earliest Event Reported)

American Dairy, Inc.

(Exact Name of Registrant as Specified in its Charter)

C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu, Beijing
The People’s Republic of China

(Address of principal executive offices)

213-488-5131 (U.S.)

(Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

Utah	000-27351	87-0445575
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

Item 3.02. Unregistered Sales of Equity Securities

Effective December 6, 2004, American Dairy, Inc. (the "Company") closed an unregistered offering of 571,429 shares of its restricted Common Stock at $3.50 per share with warrants to purchase 385,715 shares of the Company’s Common Stock at $3.80 per share that was made to an accredited investor, as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1033, as amended (the "Act"). The offering was made in reliance upon an exemption from registration under Section 4(2) of the Act.

The offering of the Company realized $2,000,000 in total subscriptions for its Common Stock and warrants.

The proceeds will be used primarily towards the payment of the costs of the new walnut powder processing facility of the Company, and for working capital. The new walnut powder processing plant is expected to commence production by March 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Dairy, Inc.
a Utah corporation

Date: December 17, 2004	By:	/s/ Leng You-Bin
Leng You-Bin
Chief Executive Officer and President